EXHIBIT 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

November 30, 2018

Ford Credit Floorplan Corporation

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Ford Credit Floorplan LLC

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Re:                             Registration Statement on Form SF-3 File No. 333-227766

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Floorplan Corporation, a Delaware corporation (“FCF Corp”), and Ford Credit Floorplan LLC, a Delaware limited liability company (“FCF LLC” and, together with FCF Corp, the “Co-Registrants”), and Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust, as issuer (the “Trust”), in connection with the above referenced Registration Statement on Form SF-3 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Co-Registrants of Asset Backed Notes (the “Notes”) to be issued by the Trust from time to time in one or more series (each, a “Series”).  As described in the Registration Statement, the Trust was formed by the Co-Registrants under a trust agreement (the “Trust Agreement”) between the Co-Registrants and an owner trustee named in the Trust Agreement (the “Owner Trustee”), and each Series of Notes will be issued under and pursuant to an indenture supplement (each, an “Indenture Supplement”) to an indenture (the “Indenture”) between the Trust and an indenture trustee named in the Indenture (the “Indenture Trustee”).

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any Series of Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all the documents and records of the Co-Registrants

AUSTIN       CENTURY CITY       CHARLOTTE       CHICAGO       DALLAS       HOUSTON       IRVING       LOS ANGELES
NEW YORK       ORANGE COUNTY       SAN FRANCISCO BAY AREA       SHANGHAI       WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations and the Trust and other instruments of the Co-Registrants, the Trust and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including the Registration Statement and the Trust Agreement, the Indenture, the form of Indenture Supplement (including the form of Notes included as an exhibit to the Indenture Supplement), the form of Underwriting Agreement and the other transaction documents and forms of transaction documents attached as exhibits or incorporated by reference to the Registration Statement (collectively, the “Agreements”).

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed below are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Subject to the qualifications stated above, we are of the opinion that, for any Series of Notes, when (a) the Indenture and an Indenture Supplement for the Series of Notes have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture and an Indenture Supplement for the Series of Notes have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for the Series and (c) the Notes of the Series have been duly executed and authenticated according to the provisions of the Indenture and related Indenture Supplement and issued and sold as contemplated in the Registration Statement and the Agreements and delivered under Section 5 of the Act, the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture and related Indenture Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Co-Registrants and the Trust in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP